UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2016

Life Clips, Inc.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-198828	46-2378100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 S. Sharon Amity Rd., Suite 201

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including zip code)

800-292-8991

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information contained below in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Life Clips, Inc. (the “Company”) previously adopted, subject to shareholder approval, the Life Clips, Inc. 2016 Stock and Incentive Plan (the “Stock Plan”). On April 20, 2016, the date of the Special Meeting (as defined below), the shareholders of the Company approved and adopted the Stock Plan, in which employees, consultants and non-employee directors, including our principal executive officer, will be eligible to participate (the “Participants”). The purpose of the Stock Plan is to enhance the profitability and value of the Company by enabling the Company to offer Participants incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between the Participants and the Company’s shareholders.

The Stock Plan provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards and cash. A maximum of 20,000,000 shares of common stock may be issued under the Stock Plan, representing in excess of 35% of the number of our currently outstanding shares. Awards under the Stock Plan will be made at the discretion of the Board or applicable committee, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the Stock Plan. It is anticipated that a significant percentage of the awards granted under the Stock Plan will be for the benefit of current or future executive officers and directors of the Company, including Robert Gruder, the Company’s Chief Executive Officer.

The Stock Plan will be administered by a committee of the Board consisting of two or more non-employee independent directors, if such committee is constituted, or the full Board. Currently, Mr. Gruder is the sole member of the Board. The Board or applicable committee will have the authority, in its discretion, to interpret the Stock Plan, to adopt rules, regulations and guidelines with respect to the Stock Plan, to grant awards to Participants and to impose the terms and conditions on grants that it deems appropriate. The effective date of the Stock Plan was March 24, 2016 and the Stock Plan will continue in effect for a term of ten (10) years from that date unless earlier terminated by the Board.

The description contained herein of the Stock Plan is qualified in its entirety by reference to the terms of the Stock Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2016, the Company submitted articles of restatement of the Company’s articles of incorporation for filing with with the Secretary of State for the State of Wyoming to consolidate all prior amendments to the articles of incorporation into a single document and to further amend the Company’s articles of incorporation. The new amendments were adopted and approved by the Company’s shareholders on April 20, 2016 at the Special Meeting. The purpose of the amendment is to add new ARTICLE 6 and new ARTICLE 7.

New ARTICLE 6 eliminates the liability of each director to the Company and its shareholders for money damages for breach of fiduciary duty to the maximum extent permitted by the Wyoming Business Corporation Act, except liability for (i) any breach of the director’s duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions (e.g., in the form of dividends or repurchases by the Company of any shares of its outstanding common stock) or (iv) any transaction from which the director derived any improper benefit. The effect of this amendment will be to make it comparatively more difficult for the Company or any shareholder to bring suit against our directors by reason of the fact that such individual serves or served in such capacity. The Board believes that this type of limitation is common market practice and will enhance the Company’s ability to attract talented and experienced individuals to serve on our Board.

New ARTICLE 7 authorizes the shareholders of the Company to effect corporate action by written consent of the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a shareholders’ meeting. In most instances, the number of votes that would be required to authorize or take corporate action will be a majority of the then-outstanding number of shares of common stock entitled to vote on the matter. Prior ot the adoption of this amendment, because the Company’s articles of incorporation did not contain any provisions specifically authorizing the taking of action by written consent of less than all shares of voting stock outstanding, the only way to effect corporate action by written consent of the shareholders under the Wyoming Business Corporation Act was to obtain unanimity. The effect of this amendment will be to make it easier for the Company’s shareholders to effect action on their own accord, without having to call a shareholders’ meeting.

The description contained herein of the restated articles of incorporation is qualified in its entirety by reference to the terms of the restated articles of incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

The following are the voting results on each matter submitted to the shareholders of the Company at its special meeting of shareholders held on April 20, 2016 (the “Special Meeting”).

Proposal 1: The Company’s shareholders voted to approve the Stock Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
31,570,814	0	0	N/A

Proposal 2: The Company’s shareholders voted to approve amendments to the Company’s articles of incorporation to (i) permit shareholders of the Company to take action without a meeting by written consent of the holders of outstanding shares having not less than the minimum number of votes that would be required or permitted to take action at a shareholders’ meeting and (ii) eliminate liability of each director to the Company and its shareholders for breach of fiduciary duty to the maximum extent permitted by law by the following vote:

For	Against	Abstentions	Broker Non-Votes
31,570,814	0	0	N/A

Proposal 3: The Company’s shareholders voted to ratify and approve a previous amendment to the Company’s articles of incorporation providing for a forward stock split and the authorization of one or more series of preferred stock by the following vote:

For	Against	Abstentions	Broker Non-Votes
31,570,814	0	0	N/A

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Life Clips, Inc. 2016 Stock and Incentive Plan

3.1	Articles of Restatement and Restated articles of Incorporation of Life Clips, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: April 21, 2016	By:	/s/ Robert Gruder
Robert Gruder
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Life Clips, Inc. 2016 Stock and Incentive Plan

3.1	Articles of Restatement and Restated articles of Incorporation of Life Clips, Inc.